May 30, 2012

To the Board of Managers and
Members of Partners Group
Private Equity (Master Fund), LLC:

In planning and performing our audit
of the financial statements of
Partners Group Private Equity
(Master Fund), LLC (the Fund)
as of and for the year ended
March 31, 2012, in accordance
with the standards of the Public
Company Accounting Oversight
Board (United States), we
considered the Funds internal
control over financial reporting,
including controls over
safeguarding securities, as a
basis for designing our
auditing procedures for the
purpose of expressing our
opinion on the financial
statements and to comply
with the requirements of
Form N-SAR, but not for the
purpose of expressing an opinion
on the effectiveness of the Funds
internal control over financial
reporting.  Accordingly, we do
not express an opinion on the
effectiveness of the Funds
internal control over financial
reporting.
The management of the Fund is
responsible for establishing
and maintaining effective
internal control over financial
reporting.  In fulfilling this
responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs of
controls.  A Funds internal
control over financial reporting
is a process designed to provide
reasonable assurance regarding
the reliability of financial
reporting and the preparation
of financial statements for
external purposes in accordance
with generally accepted
accounting principles.  A Funds
internal control over financial
reporting includes those policies
and procedures that (1) pertain
to the maintenance of records
that, in reasonable detail,
accurately and fairly reflect the
transactions and dispositions of
the assets of the Fund (2) provide
reasonable assurance that
transactions are recorded as
necessary to permit preparation of
financial statements in accordance
with generally accepted accounting
principles, and that receipts and
expenditures of the Fund are being
made only in accordance with
authorizations of management and
managers of the Fund and (3)
provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use or disposition of
a Funds assets that could have a
material effect on the financial
statements.
Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements.  Also, projections of
any evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.
A deficiency in internal control
over financial reporting exists when
the design or operation of a control
does not allow management or
employees, in the normal course of
performing their assigned functions,
to prevent or detect misstatements on
a timely basis.  A material weakness
is a deficiency, or a combination of
deficiencies, in internal control over
financial reporting, such that there is
a reasonable possibility that a
material misstatement of the Funds
annual or interim financial statements
will not be prevented or detected on a
timely basis.
Our consideration of the Funds internal
control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2012. This report is intended solely for the information and use of management and the Board of Managers of Partners Group Private Equity
(Master Fund), LLC and the Securities
and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.
PricewaterhouseCoopers LLP
May 30, 2012
Dallas, Texas